Exhibit 10.1

Execution Version

THIRTEENTH AMENDMENT TO CREDIT AGREEMENT

This Thirteenth Amendment to Credit Agreement (this “Amendment”) is entered into effective as of the 10th day of December, 2019, by and among Gran Tierra Energy International Holdings Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Borrower”), Gran Tierra Energy Inc., a corporation duly formed and existing under the laws of the State of Delaware (the “Parent”), The Bank of Nova Scotia, as administrative agent (the “Administrative Agent”) and the Lenders party hereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Parent, the Administrative Agent, and Lenders are parties to that certain Credit Agreement dated as of September 18, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement as amended by this Amendment);

WHEREAS, pursuant to the Credit Agreement, the Lenders have made certain Loans to the Borrower and provided certain other credit accommodations to the Borrower;

WHEREAS, Natixis, New York Branch, in its capacity as a Lender (in such capacity, the “Exiting Lender”), no longer wishes to be a Lender under the Credit Agreement and its Maximum Revolving Credit Amount will be allocated to the other Lenders as shown on Annex I to the Credit Agreement (as amended by this Amendment).

The parties desire to enter into this Amendment to (a) extend the Revolving Credit Maturity Date from November 10, 2021 to November 10, 2022, (b) replace Annex I to the Credit Agreement to reflect the removal of the Exiting Lender and the reallocation of the Lenders’ Applicable Revolving Credit Percentages and Maximum Revolving Credit Amounts, and (c) make certain other amendments and modifications, in each case upon the terms and conditions set forth herein and in each case to be effective as of the Thirteenth Amendment Effective Date (as defined below).

WHEREAS, the Administrative Agent, the Borrower and the Lenders (including the Exiting Lender) have agreed to enter into this Amendment to amend the Credit Agreement as more particularly set forth herein;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Lenders (including the Exiting Lender) hereto hereby agree as follows:

Section 1.      Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is, effective as of the Thirteenth Amendment Effective Date, hereby amended in the manner provided in this Section 1.

1.1          Section 1.02 of the Credit Agreement is hereby amended to insert “November 10, 2022” in place of “November 10, 2021” in the definition of “Revolving Credit Maturity Date”.

1.2          Section 1.02 of the Credit Agreement is hereby amended to (a) delete “and” and (b) insert “, and (c) any other Colombian branch office of a Credit Party” immediately before “.” at the end of, in either case, the definition of “Colombian Branches”.

1.3          Section 1.02 of the Credit Agreement is hereby amended to insert the following definitions in appropriate alphabetical order:

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBO Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(a)       in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Rate permanently or indefinitely ceases to provide the LIBO Rate; or

(b)       in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(a)       a public statement or publication of information by or on behalf of the administrator of the LIBO Rate announcing that such administrator has ceased or will cease to provide the LIBO Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate;

(b)       a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Rate, a resolution authority with jurisdiction over the administrator for the LIBO Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Rate, which states that the administrator of the LIBO Rate has ceased or will cease to provide the LIBO Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Rate; or

(c)       a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Rate announcing that the LIBO Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 45th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 45 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Revolving Credit Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Revolving Credit Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 3.03 and (b) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 3.03.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 12.23.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Early Opt-in Election” means the occurrence of:

(a)       (i) a determination by the Administrative Agent or (ii) a notification by the Required Revolving Credit Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Revolving Credit Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.03, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(b)       (i) the election by the Administrative Agent or (ii) the election by the Required Revolving Credit Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Revolving Credit Lenders of written notice of such election to the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org or any successor source.

“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 12.23.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Supported QFC” has the meaning set forth in Section 12.23.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 12.23.

1.4         Section 3.03 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 3.03       Alternate Rate of Interest.

(a)       If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)        the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining (including, without limitation, by means of an Interpolated Rate) the Adjusted LIBO Rate or the LIBO Rate for such Interest Period; or

(ii)       the Administrative Agent is advised by the Required Revolving Credit Lenders that the Adjusted LIBO Rate or LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (y) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made either as an ABR Borrowing or at an alternate rate of interest determined by the Required Revolving Credit Lenders as their cost of funds.

(b)       Notwithstanding anything to the contrary herein or in any other Loan Document:

(i)       upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Revolving Credit Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Revolving Credit Lenders have delivered to the Administrative Agent written notice that such Required Revolving Credit Lenders accept such amendment. No replacement of the LIBO Rate with a Benchmark Replacement pursuant to this Section 3.03(b) will occur prior to the applicable Benchmark Transition Start Date.

(ii)       in connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)       the Administrative Agent will promptly notify the Borrower and the Lenders of (a) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (b) the implementation of any Benchmark Replacement, (c) the effectiveness of any Benchmark Replacement Conforming Changes and (d) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.03(b) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(b).

(iv)       upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period, the component of ABR based upon the LIBO Rate will not be used in any determination of ABR.

1.5         Section 8.01 of the Credit Agreement is hereby amended to insert a new clause (v) in appropriate alphabetical order thereto to read in full as follows:

(v)           Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and, to the extent the Borrower is a “legal entity customer” as defined therein, the Beneficial Ownership Regulation.

1.6         Section 8.14(b) of the Credit Agreement is hereby amended to (a) insert “(and, for the avoidance of doubt, each Colombian Branch of each Subsidiary)” immediately after the first instance of “Subsidiary” therein and (b) delete “on or prior to the date that such Subsidiary enters into any Swap Agreement or Offtake Agreement” and insert in lieu thereof “on or prior to the date that is five (5) Business Days after the end of the immediately preceding calendar month, commencing with the calendar month ending December 31, 2019, if such Subsidiary entered into a new Swap Agreement or Offtake Agreement in such immediately preceding calendar month” therein.

1.7         Article XII of the Credit Agreement is hereby amended to insert a new Section 12.22 immediately after Section 12.21 therein to read in full as follows:

Section 12.22   Certain ERISA Matters.

(a)     Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)        such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Revolving Credit Commitments;

(ii)       the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement;

(iii)      (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement; or

(iv)       such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)       In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that none of the Administrative Agent, the Arrangers and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Revolving Credit Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

1.8           Article XII of the Credit Agreement is hereby amended to insert a new Section 12.23 immediately after Section 12.22 therein to read in full as follows:

Section 12.23    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 2.      Replacement of Annex I. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, Annex I to the Credit Agreement is hereby replaced in its entirety with Annex I attached hereto and Annex I attached hereto shall be deemed to be attached as Annex I to the Credit Agreement. After giving effect to this Amendment, the amendments to the Credit Agreement set forth in Section 1 hereof and any Borrowings made on the Thirteenth Amendment Effective Date, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Revolving Credit Percentage of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Revolving Credit Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Revolving Credit Percentage, (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure applicable to each Lender equals its Applicable Revolving Credit Percentage of the aggregate Revolving Credit Exposure of all Lenders and (d) the Borrower shall not be required to make any break funding payments owing to such Lender that are required under Section 5.02 of the Credit Agreement as a result of the Loans and adjustments described in this Section 2.

Section 3.          Conditions Precedent. This Amendment shall be effective on the date that each of the following conditions precedent is satisfied or waived in accordance with Section 12.02 of the Credit Agreement (the “Thirteenth Amendment Effective Date”):

3.1        Counterparts. Administrative Agent shall have received from the Lenders (including the Exiting Lender), the Parent, the Borrower and Guarantors counterparts (in such number as may be requested by the Administrative Agent) of this Amendment signed on behalf of such Persons.

3.2           Upfront Fees. The Administrative Agent shall have received (a) for the account of each Lender party to this Amendment (including, without limitation, The Bank of Nova Scotia), an upfront fee (the “Existing Lender Upfront Fees”) in an amount for each such Lender equal to 12.5 basis points (0.125%) of the amount of such Lender’s Revolving Credit Commitments (other than the amount of such Lender’s Increased Revolving Credit Commitment, if any) and (b) for the account of each Increasing Lender (as defined below), an upfront fee (the “Increasing Lender Upfront Fees”, together with the “Existing Lender Upfront Fees”, the “Upfront Fees”) equal to 37.5 basis points (0.375%) on the amount of such Increasing Lender’s Increased Revolving Credit Commitments, in each case, immediately after giving effect to Section 2 hereof. As used herein, “Increasing Lender” means each Lender (including, without limitation, The Bank of Nova Scotia) whose Revolving Credit Commitment, immediately after giving effect to Section 2 hereof, exceeds such Lender’s Revolving Credit Commitment that was in effect as of the date first set forth above immediately prior to giving effect to Section 2 hereof, and “Increased Revolving Credit Commitment” means the amount of such excess.

3.3         Fees and Expenses. The Borrower shall have paid to the Administrative Agent all other fees and expenses required to be paid by the Borrower under Section 12.03 of the Credit Agreement (other than fees of counsel to the Administrative Agent), including those payable pursuant to that certain fee letter by and between the Borrower and the Administrative Agent, dated as of the date hereof.

3.4         Corporate Deliverables.

(a)               The Administrative Agent shall have received a certificate of the Secretary, an Assistant Secretary or another officer of each Credit Party (a) setting forth (i) resolutions of its board of directors or other applicable governing body with respect to the authorization of such Credit Party to execute and deliver this Amendment and the other Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the directors and/or officers of such Credit Party (y) who are authorized to sign the Loan Documents to which such Credit Party is a party and (z) who will, until removed from the board of directors or replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Amendment and the transactions contemplated hereby, (iii) specimen signatures of such authorized directors and/or officers, and (iv) the articles or certificate of incorporation and bylaws or memorandum and articles of association (or other organizational documents) of such Credit Party, certified as being true and complete or (b) certifying that (i) there have been no changes to any of the organizational documents of such Credit Party attached to the prior certificate of such Secretary, Assistant Secretary or other officer of such Credit Party and (ii) the resolutions of such Credit Party attached to such prior certificate remain in full force and effect and authorize the execution and delivery of this Amendment and the other Loan Documents to which such Credit Party is a party and its entry into the transactions contemplated by such documents.

(b)               The Administrative Agent shall have received certificates of the appropriate State agencies (or equivalent authority) and/or certificates of foreign qualification with respect to the existence, qualification and good standing of the Credit Parties.

(c)               The Administrative Agent shall have received a certificate from a Responsible Officer of the Borrower in form and substance reasonably satisfactory to the Administrative Agent certifying that, after giving effect to the transactions contemplated hereby, (i) the aggregate assets (after giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement), at a fair valuation, of the Credit Parties, taken as a whole, will exceed the aggregate Debt of the Credit Parties on a consolidated basis, as the Debt becomes absolute and matures, (ii) each of the Credit Parties will not have incurred or intended to incur, and will not believe that it will incur, Debt beyond its ability to pay such Debt (after taking into account the timing and amounts of cash to be received by each of the Credit Parties and the amounts to be payable on or in respect of its liabilities, and giving effect to amounts that could reasonably be received by reason of indemnity, offset, insurance or any similar arrangement) as such Debt becomes absolute and matures and (iii) each of the Credit Parties will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.

3.5               Notes. The Administrative Agent shall have received a duly executed Note (or amended and restated Note, as applicable) payable to each Lender which requests such Note (or amended and restated Note, as applicable) in a principal amount equal to its Maximum Revolving Credit Amount (after giving effect to Section 2 hereof) dated as of the Thirteenth Amendment Effective Date.

3.6              Amendments to Colombian Security Documents. The Administrative Agent shall have received duly executed Colombian Security Documents (including any amendments thereto) (a) reflecting updates necessary to perfect the Liens granted in favor of the Administrative Agent in the Collateral to reflect the transactions contemplated by this Amendment, including the exit of the Exiting Lender and (b) updating certain reporting requirements and covenants therein applicable to the entry into, or modification of, Offtake Agreements and Concession Agreements to apply on a monthly basis, in either case, form and substance acceptable to the Administrative Agent.

3.7             Representations and Warranties. Each representation and warranty of the Parent and the Borrower contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on the date hereof after giving effect to the amendments set forth herein, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) as of such specified earlier date.

3.8            Legal Opinions. The Administrative Agent shall have received an opinion of (a) Gibson, Dunn & Crutcher LLP, special New York and Delaware counsel to the Parent and the other Credit Parties, in form and substance satisfactory to the Administrative Agent, (b) Walkers, Cayman Islands legal counsel to the Borrower, and (c) Dentons, special Colombian counsel to the Parent and the other Credit Parties, each in form and substance satisfactory to the Administrative Agent.

3.9             Repayment of Exiting Lender. The Administrative Agent shall have received reasonably satisfactory evidence that arrangements have been made for proceeds to be paid to the Exiting Lender (including pursuant to Sections 2 and 4 hereof) such that all principal, interest, and fees in respect of outstanding Loans and other Secured Obligations owing to the Exiting Lender under the Credit Agreement and the other Loan Documents shall be repaid in full on the Thirteenth Amendment Effective Date.

3.10           Know Your Customer Regulations. The Administrative Agent shall have received information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act and, to the extent the Borrower is a “legal entity customer” as defined therein, the Beneficial Ownership Regulation.

Section 4.      Exiting Lender. (a) On the Thirteenth Amendment Effective Date, the Exiting Lender shall receive an amount equal to all principal, interest, and fees in respect of outstanding Loans and other Secured Obligations owing to such Exiting Lender under the Credit Agreement and the other Loan Documents and (b) from and after the Thirteenth Amendment Effective Date, upon receipt of the amount set forth in the preceding clause (a), (i) the Exiting Lender shall cease with immediate effect to be a party to, and a Lender under, the Credit Agreement and the other Loan Documents, (ii) the Exiting Lender shall not have any obligations or liabilities under the Credit Agreement with respect to the period from and after the Thirteenth Amendment Effective Date and, without limiting the foregoing, the Exiting Lender shall not have any Revolving Credit Commitment under the Credit Agreement or any LC Exposure outstanding under the Credit Agreement and (iii) the Exiting Lender shall not have any rights under the Credit Agreement or any other Loan Document; provided that the rights under the Credit Agreement expressly stated to survive the termination of the Credit Agreement and the repayment of amounts outstanding thereunder shall survive for the benefit of the Exiting Lender. The Exiting Lender joins in the execution of this Amendment solely for purposes of Section 2 and this Section 4. The Exiting Lender hereby waives any break funding payments owing to such Exiting Lender that are required under the Existing Credit Agreement.

Section 5.      Representations and Warranties of the Borrower. To induce the Lenders and Administrative Agent to enter into this Amendment, each Credit Party hereby represents and warrants to Lenders and Administrative Agent as follows:

5.1           Reaffirmation of Loan Documents; Extension of Liens. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended hereby, remain in full force and effect. The Credit Parties hereby extend the Liens securing the Secured Obligations until the Secured Obligations have been paid in full, and agree that the amendments and waivers herein contained shall in no manner affect or impair the Secured Obligations or the Liens securing payment and performance thereof, all of which are ratified and confirmed.

5.2           Reaffirm Existing Representations and Warranties. Each representation and warranty of such Credit Party contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on the date hereof after giving effect to the amendments set forth herein, except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except to the extent any such representation or warranty is qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) as of such specified earlier date.

5.3           Due Authorization; No Conflict. The execution, delivery and performance by such Credit Party of this Amendment are within such Credit Party’s organizational powers and have been duly authorized by all necessary corporate and, if required, stockholder or shareholder action (including, without limitation, any action required to be taken by any class of directors of such Credit Party or any other Person, whether interested or disinterested, in order to ensure the due authorization of this Amendment). The execution, delivery and performance by such Credit Party of this Amendment (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, whether interested or disinterested, of the Parent, such Credit Party or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of this Amendment, except such as have been obtained or made and are in full force and effect other than those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, could not reasonably be expected to have a Material Adverse Effect or do not have an adverse effect on the enforceability of this Amendment, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Credit Party or any order of any Governmental Authority, (c) will not violate or result in a default under any Material Document or any indenture, agreement or other instrument binding upon such Credit Party or its Properties, or give rise to a right thereunder to require any payment to be made such Credit Party, and (d) will not result in the creation or imposition of any Lien on any Property of any Credit Party (other than the Liens created by the Loan Documents).

5.4           Validity and Enforceability. This Amendment constitutes a legal, valid and binding obligation of such Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.5           Acknowledgment of No Defenses. Such Credit Party acknowledges that it has no defense to (a) such Credit Party’s obligation to pay the Obligations when due, or (b) the validity, enforceability or binding effect against such Credit Party of the Credit Agreement or any of the other Loan Documents (to the extent a party thereto) or any Liens intended to be created thereby.

Section 6.              Miscellaneous.

6.1           Reaffirmation of Loan Documents. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. This Amendment shall not limit or impair any Liens securing the Secured Obligations, each of which are hereby ratified, affirmed and extended to secure the Secured Obligations as it may be increased pursuant hereto. This Amendment constitutes a Loan Document.

6.2           Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.3           Counterparts. This Amendment may be executed in counterparts, including, without limitation, by electronic signature, and all parties need not execute the same counterpart; however, no party shall be bound by this Amendment until each Credit Party, the Administrative Agent and the Lenders have executed a counterpart. Facsimiles or other electronic transmissions (e.g. pdfs) of such executed counterparts shall be effective as originals.

6.4           Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

6.5           Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

6.6          Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers on the date and year first above written.

[Signature pages to follow]

BORROWER:	gran tierra energy international holdings ltd.

	By:	/s/ Manuel Buitrago
	Name:	Manuel Buitrago
	Title:	Director

PARENT:	GRAN TIERRA ENERGY INC.

	By:	/s/ Gary Guidry
	Name:	Gary Guidry
	Title:	President and Chief Executive Officer

1

ADMINISTRATIVE AGENT:	THE BANK OF NOVA SCOTIA,

	By:	/s/ Daniel Alexander Marino Gracian
	Name:	Daniel Alexander Marino Gracian
	Title:	Director, International Banking

	By:	/s/ Ana Cecilia Espinoza Milla
	Name:	Ana Cecilia Espinoza Milla
	Title:	Director, International Banking

Signature Page – Thirteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

LENDERS:	THE BANK OF NOVA SCOTIA, as a Lender

	By:	/s/ Daniel Alexander Marino Gracian
	Name:	Daniel Alexander Marino Gracian
	Title:	Director, International Banking

	By:	/s/ Ana Cecilia Espinoza Milla
	Name:	Ana Cecilia Espinoza Milla
	Title:	Director, International Banking

Signature Page – Thirteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Max Sonnonstine
Name:	Max Sonnonstine
Title:	Director

Signature Page – Thirteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

HSBC BANK CANADA,
as a Lender

By:	/s/ Duncan Levy
Name:	Duncan Levy
Title:	Director, Global Banking

By:	/s/ Jason Lang
Name:	Jason Lang
Title:	Director, Global Banking

Signature Page – Thirteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

EXPORT DEVELOPMENT CANADA,
as a Lender

By:	/s/ Emmy Pepper
Name:	Emmy Pepper
Title:	Senior Associate
Structured and Project Finance

By:	/s/ James Babbitt
Name:	James Babbitt
Title:	Principal, Extractive Industries/
Structured and Project Finance

Signature Page – Thirteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

NATIXIS, NEW YORK BRANCH,
as the Exiting Lender

By:	/s/ Jonathan Cohen
Name:	Jonathan Cohen
Title:	Executive Director

By:	/s/ Douglas Lenart
Name:	Douglas Lenart
Title:	Managing Director

Signature Page – Thirteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Maria E. Hushovd
Name:	Maria E. Hushovd
Title:	Authorized Signatory

Signature Page – Thirteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

CANADIAN IMPERIAL BANK OF COMMERCE,
as a Lender

By:	/s/ Ryan Shea
Name:	Ryan Shea
Title:	Director

By:	/s/ Graydon Falls
Name:	Graydon Falls
Title:	Executive Director

Signature Page – Thirteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

Each of the undersigned Guarantors (i) consents and agrees to this Amendment, and (ii) agrees that the Loan Documents and Security Instruments to which it is a party (including, without limitation, the Guaranty Agreement, dated as of September 18, 2015, each as amended, modified or supplemented) shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms.

CONSENTED, ACKNOWLEDGED AND AGREED TO BY:

GRAN TIERRA ENERGY INC.

By:	/s/ Gary Guidry
Name:	Gary Guidry
Title:	President and Chief Executive Officer

GRAN TIERRA ENERGY COLOMBIA, LLC

By:	/s/ Manuel Buitrago
Name:	Manuel Buitrago
Title:	Manager

GRAN TIERRA RESOURCES LIMITED

By:	/s/ Gary Guidry
Name:	Gary Guidry
Title:	Director

GRAN TIERRA ENERGY CANADA ULC

By:	/s/ Gary Guidry
Name:	Gary Guidry
Title:	Director

GRAN TIERRA ENERGY CAYMAN ISLANDS INC.

By:	/s/ Manuel Buitrago
Name:	Manuel Buitrago
Title:	Director

Signature Page to Guarantor Reaffirmation – Thirteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

PETROLIFERA PETROLEUM (COLOMBIA) LIMITED

By:	/s/ Manuel Buitrago
Name:	Manuel Buitrago
Title:	Director

GRAN TIERRA COLOMBIA INC.

By:	/s/ Manuel Buitrago
Name:	Manuel Buitrago
Title:	Director

GRAN TIERRA ENERGY RESOURCES INC.

By:	/s/ Manuel Buitrago
Name:	Manuel Buitrago
Title:	Director

Signature Page to Guarantor Reaffirmation – Thirteenth Amendment (Gran Tierra Energy International Holdings Ltd.)

Annex I

List of Maximum Credit Amounts

Lender	Applicable Revolving Credit Percentage	Maximum Revolving Credit Amounts
The Bank of Nova Scotia	20.16666666%	$100,833,333.33
Société Générale	20.16666666%	$100,833,333.33
HSBC Bank Canada	19.16666666%	$95,833,333.33
Export Development Canada	13.83333333%	$69,166,666.67
Royal Bank of Canada	13.33333333%	$66,666,666.67
Canadian Imperial Bank of Commerce	13.33333333%	$66,666,666.67
TOTAL:	100.00000000%	$500,000,000.00

Annex I